Exhibit 10.30

SECOND AMENDMENT

DATE:	November 17, 2021	(“Effective Date”)

BETWEEN	Acer Therapeutics Inc.	(“Tenant”)
1000 NW Wall Street Suite 220
Bend, OR 97701

AND	Eastern Western Corp.	(“Landlord”)
P.O. Box 3228
Portland, Oregon 97208-3228

RECITALS:

A.Landlord and Tenant are parties to that NNN Office Lease dated February 4, 2018 (the “Lease”), pertaining to certain premises located at 1000 NW Wall Street, Suite 220, Bend, Oregon, which is more particularly described in the Lease.

B.Landlord and Tenant desire to amend the Lease subject to the terms and conditions set out below in this Second Amendment (this “Amendment”).

NOW, THEREFORE, in consideration of the mutual promises set forth in this Amendment, the parties agree as follows.

AGREEMENT:

1.Renewal Term. The Lease shall be extended for a 1-month term commencing on May 1, 2018 and expiring June 30, 2022.

2.Rent. Tenant’s Premises is 3,677 RSF Tenant’s rent shall be $7,485.71 plus NNN’s.

3.Option to Extend.  If ACER-001 is approved by the FDA in June 2022, tenant will sign a 5 year lease with 2 years static rental rates and 3 years with 4% increases and 5 months free rent up front, starting with July 2022. If ACER-001 is not approved tenant will sign a 3 year lease with one year static rental rates and 2 years with 4% increases and 3 months free rent up front, starting with July 2022.

4.Entire Agreement/Effect of Agreement.  This Amendment sets out the entire understanding of the parties with respect to the subject matter of this Amendment and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.  All other terms and obligations not expressly set forth or modified in this Amendment shall remain unchanged and in full force and effect according to the Lease.  If the terms of the Lease and this Amendment conflict this Amendment shall control.

[signature page follows]

1 | 1000 WALL AMENDMENT AGREEMENT

IN WITNESS WHEREOF, this Amendment may be executed in counterparts, each of which will be deemed an original, but all of which will constitute a single agreement.  Facsimile, scanned and emailed or electronic signatures will be treated as original signatures.  At the request of any party, an originally executed document will be mailed following the sending of any facsimile or scanned and emailed version.

LANDLORD:TENANT:

Eastern Western Corp., LLCAcer Therapeutics Inc.

an Oregon Corporation.

By: /s/Michael E. McGinley	By: /s/ Chris Schelling
Michael E. McGinley, President
Title: CEO / Founder

2 | 1000 WALL AMENDMENT